CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Securities and Exchange Commission
Washington, D.C.

We consent to the use in this Registration Statement of The Cavalier Group on Form SB-2 – Amendment 3, of our report dated July 20, 2005, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Cordovano and Honeck LLP

Cordovano and Honeck LLP
Denver, Colorado
November 8, 2005